UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2005

Sirna Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-27914	34-1697351
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

2950 Wilderness Place
Boulder, Colorado 80301
(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 449-6500

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement
ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On March 2, 2005, Sirna Therapeutics, Inc. (the "Company") entered into a lease agreement (the "Lease") with Stockbridge/MCC-China Basin L.L.C. (the "Landlord") for approximately 4,350 square feet of office space at 185 Berry Street, San Francisco, California 94107. The Lease is scheduled to commence April 1, 2005. The space will serve as the Company's new corporate headquarters, which are currently located at 2950 Wilderness Place, Boulder, Colorado 80301. At this time the Company intends to maintain research, development, and other operations at the Boulder location.

The initial term of the Lease is two years. The base rent is as follows: April 1, 2005 - May 1, 2005: $0, May 1, 2005 - March 31, 2006: $108,750 and April 1, 2006 - March 31, 2007: $113,100. The Company has an option to extend the Lease for one year at fair market value.

In addition to base rent, the Company will be responsible for costs and charges specified in the Lease, including certain operating expenses, real estate taxes and utility expenses, and for maintaining specified levels of insurance. The Landlord will provide to the Company an allowance for the design and construction of improvements in the amount of $10,875, which may be used by the Company at any time through March 31, 2006. Pursuant to the terms of the Lease, the Company is required to deliver to the Landlord a security deposit in the amount of $9,425.

The foregoing is a summary description of certain terms of the Lease. It is qualified in its entirety by the text of the Lease, to be attached as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and is incorporated herein by reference.

ITEM 8.01	Other Events

The Company announced on Friday, March 4, 2005 that the Company will be relocating its corporate headquarters to San Francisco. In connection with the relocation, the Company has entered into a lease at China Basin Landing adjacent to University of California San Francisco's (UCSF's) 43-acre life sciences campus at Mission Bay.

A copy of the press release issued by the Company on Friday, March 4, 2005 is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Statements in this Form 8-K that are not strictly historical are "forward-looking" statements, which should be considered as subject to many risks and uncertainties. For example, estimated costs and savings of the San Francisco facility are highly uncertain and subject to a number of significant variables and risks, including that the relocation could adversely affect employee retention and focus and the ability to manage operations during the overlapping period that the San Francisco and Boulder facilities are both open. Other risks and uncertainties include Sirna's early stage of development and short operating history, whether Sirna can achieve and maintain profitability, whether Sirna can obtain and protect patents, the risk of third-party patent infringement claims, whether Sirna can engage collaborators and obtain regulatory approval for products, Sirna's concentration of stock ownership, and availability of materials for product manufacturing. These and additional risk factors are identified in Sirna's Securities and Exchange Commission filings, including the Forms 10-K and 10-Q and in other SEC filings. Sirna undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

99.1	Press Release issued by Sirna Therapeutics, Inc. on March 4, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2005

SIRNA THERAPEUTICS, INC. (Registrant)
By: /s/ Howard W. Robin
Name: Howard W. Robin
Title: President and Chief Executive Officer

EXHIBIT INDEX

99.1	Press Release issued by Sirna Therapeutics, Inc. on March 4, 2005.